January 14, 2020

Resource Real Estate Diversified Income Fund

c/o 1290 Broadway, Suite 1000

Denver, CO 80203

RE:	Resource Real Estate Diversified Income Fund (the “Fund”)

File Nos. 333-231786 and 811-22749

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Fund’s Registration Statement on Form N-2, filed on May 29, 2019. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 20 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP